Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of X4 Pharmaceuticals, Inc. of our report dated March 17, 2022 relating to the financial statements, which appears in X4 Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 20, 2023